Exhibit 99.1
MEDIA CONTACT:
Kasey Holman
Media Relations — Silicon Image, Inc.
Phone: 1-408-616-4192
Kasey.Holman@SiliconImage.com
INVESTOR CONTACT:
David H. Allen
Investor Relations — Silicon Image, Inc.
Phone: 1-408-616-4003
David.Allen@SiliconImage.com
SILICON IMAGE REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS
SUNNYVALE, Calif., April 22, 2008 — Silicon Image, Inc. (Nasdaq: SIMG), a leader in semiconductors for the secure storage, distribution and presentation of high-definition content, today reported financial results for its first quarter ended March 31, 2008.
Revenue for the first quarter was $67.1 million, compared to $85.3 million for the fourth quarter ended Dec. 31, 2007 and $69.1 million for the first quarter of 2007. Revenue for the fourth quarter of 2007 included $6.7 million of product revenue from distributor sales during the month of December. Historically, the company deferred the recognition of sell-through revenue from distributor sales during the third month of a quarter until the following quarter due to the lack of information sufficient to recognize such revenue. As a result of improved business processes, the company was able to eliminate this delay in revenue recognition beginning in the fourth quarter of 2007. Therefore, 2007 fourth quarter revenue includes an additional month of product revenue from distributor sales in December.
GAAP net loss for the first quarter was $0.6 million, or $0.01 per diluted share, compared to a GAAP net profit of $7.6 million, or $0.09 per diluted share, for the fourth quarter of 2007 and $2.9 million, or $0.03 per diluted share, for the first quarter of 2007.
Non-GAAP net income for the first quarter was $3.4 million, or $0.04 per diluted share, compared to $9.5 million, or $0.11 per diluted share, for the fourth quarter of 2007 and $6.3 million, or $0.07 per diluted share, for the first quarter of 2007. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, and the impact of the one-time change in distributor sell-through revenue in the fourth quarter of 2007.
A reconciliation of GAAP and non-GAAP items is provided in a table immediately following the Condensed Consolidated Statements of Operations.
Pursuant to the company’s previously announced $100 million share repurchase program, on February 12, 2008, Silicon Image entered into an accelerated stock repurchase agreement (ASR), to purchase shares of common stock for an aggregate purchase price of approximately $62 million. As of March 31, 2008, Silicon Image received 11,538,462 shares. Silicon Image will receive additional shares on June 30, 2008, or an earlier accelerated completion date. To-date, the company has repurchased 16.5 million shares under the $100 million share repurchase program announced on February 8, 2007.
1060 E. Arques Avenue, Sunnyvale, CA 94085  408.616.4000  www.siliconimage.com

As previously announced on Feb. 7, 2008, the company’s Board of Directors has authorized an additional stock repurchase program for the repurchase, in the open market from time to time as business conditions warrant, of up to $100 million of the company’s common stock over a three-year period commencing upon the completion of the aforementioned stock repurchase program. Purchases under this program may be increased, decreased or discontinued at any time without prior notice.
“Our financial results for the first quarter represent a solid start down the path of achieving our targeted financial goals for 2008,” said Steve Tirado, Silicon Image’s president and chief executive officer. “We are particularly pleased with our gross margin performance for the quarter at 58 percent of revenue. Our focus throughout 2008 will continue to be on delivering financial performance in line with our stated goals. At the same time, we will be bringing new products and technologies to market that will position Silicon Image for growth over the next several years.”
Financial Outlook
Based upon Silicon Image’s current visibility into the second quarter, the following is the financial outlook for the second quarter of 2008:
•	Revenue $66 million - $68 million

•	Gross margin 57% - 58%

•	GAAP operating expenses $41 million - $42 million

•	Non-GAAP operating expenses $35 million - $36 million

•	Interest Income $1.0 million - $1.2 million

•	Tax rate 30% - 35%

•	Diluted shares outstanding approximately 73 million
For the full year of 2008, Silicon Image expects
•	Revenue $270 million - $290 million

•	Gross margin 55% - 57%

•	GAAP operating expenses $165 million - $168 million

•	Non-GAAP operating expenses $142 million - $144 million

•	Tax rate 30% - 35%

•	Diluted shares outstanding approximately 72 million
Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margins, operating expenses, net income and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles and stock based compensation do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
Conference Call
The company will host an investor conference call and web cast that event at 2:00 p.m. Pacific Time on April 22. To access the conference call, dial 719-325-4790 and enter pass code 4344545. The webcast will be accessible on Silicon Image’s investor relations website at http://www.SiliconImage.com. A replay of the conference call will be available until midnight Pacific Time, May 6, 2008. To access the replay, dial 719-457-0820 or 888-203-1112, and enter pass code 4344545.
About Silicon Image, Inc.
Silicon Image, Inc. is a global leader in driving the architecture and semiconductor implementation for the secure storage, distribution and presentation of high-definition content in the consumer electronics, personal computing, and mobile device markets. With a rich history of technology innovation that includes creating industry standards such as SATA, DVI and HDMI, Silicon Image partners with the world’s leading entertainment creators and electronics manufacturers to deliver digital HD content to consumers anytime, anywhere, on any device. Silicon Image is also a leading provider of semiconductor intellectual property solutions for high-definition multimedia and data storage applications. Additionally, Simplay Labs, LLC, a wholly-owned subsidiary of Silicon Image, offers robust testing tools, technologies, support services, consulting and product certification to electronics manufacturers to maximize performance, interoperability and ensure the highest-quality HD experience to consumers. With engineering, sales and customer support facilities located throughout North America, Asia and Europe, Silicon Image (NASDAQ: SIMG) is globally headquartered in Sunnyvale, California. For more information, please visit www.SiliconImage.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to improvements in Silicon Image’s business processes, Silicon Image’s future operating results, including revenue, gross margins, operating expenses, interest income, tax rates and diluted shares outstanding in the second quarter of 2008 and for the full year of 2008, customer design wins and future growth opportunities, the implementation of the company’s accelerated stock repurchase program within the time frame indicated and the effectuation of the company’s new stock repurchase program. These forward-looking statements involve risks and uncertainties, including the company’s ability to maintain its improved business processes, the completion of the Company’s accelerated stock repurchase program, the company’s ability to generate sufficient resources to effectuate its new stock repurchase program and other risks and uncertainties described from time to time in Silicon Image’s filings with the Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K filed by Silicon Image with the U.S. Securities and Exchange Commission. Silicon Image assumes no obligation to update any forward-looking information contained in this press release.
NOTE: Silicon Image and Simplay HD are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and other countries. HDMI™ and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and other countries, and are used under license from HDMI Licensing, LLC. All other trademarks and registered trademarks are the property of their respective owners.
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SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Revenue:
Product	$57,187	$74,676	$56,339
Development, licensing and royalties	9,926	10,655	12,780

Total revenue	67,113	85,331	69,119

Cost of revenue and operating expenses:
Cost of revenue (1)	28,137	35,247	30,758
Research and development (2)	21,542	21,285	17,195
Selling, general and administrative (3)	18,318	19,240	17,144
Amortization of intangible assets	1,587	1,857	615

Total cost of revenue and operating expenses	69,584	77,629	65,712

Income (loss) from operations	(2,471)	7,702	3,407
Interest income and other, net	1,916	2,779	3,026

Income (loss) before provision for income taxes	(555)	10,481	6,433
Provision for income taxes	7	2,878	3,517

Net income (loss)	$(562)	$7,603	$2,916

Net income per share — basic and diluted	$(0.01)	$0.09	$0.03
Weighted average shares — basic	80,987	84,218	86,825
Weighted average shares — diluted	80,987	85,228	89,549

(1) Includes stock compensation expense	$350	$387	$346
(2) Includes stock compensation expense	1,234	1,866	2,308
(3) Includes stock compensation expense	2,439	2,646	1,378

SILICON IMAGE, INC.
GAAP NET INCOME TO NON-GAAP NET INCOME RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
GAAP net income (loss)	$(562)	$7,603	$2,916

Non-GAAP adjustments:
Stock-based compensation expense (1)	4,023	4,899	4,032
Amortization of intangible assets (2)	1,587	1,857	615
Adjustments related to change in recognition of distributor revenue (3)	—	(4,105)	—

Non-GAAP net income before tax adjustments	5,048	10,254	7,563

Income tax effects on above adjustments	(1,683)	(707)	(1,247)

Non-GAAP net income	$3,365	$9,547	$6,316

Non-GAAP net income per share — basic and diluted	$0.04	$0.11	$0.07

Weighted average shares — basic	80,987	84,218	86,825
Weighted average shares — diluted	81,574	85,228	89,549

(1)	For the three months ended March 31, 2008, December 31 and March 31, 2007, these adjustments represent the non-cash amortization of stock-based compensation associated with SFAS No. 123 (R) Share-based Payment.

Cost of Revenue	$350	$387	$346
Research and Development	1,234	1,866	2,308
Selling General and Administrative	2,439	2,646	1,378

Total	$4,023	$4,899	$4,032

(2)	These adjustments represent expenses for the amortization of intangible assets recorded in connection with our acquisitions. These on-going expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.

(3)	This adjustment represents the change in recognition of distributor revenue and related standard cost of sales.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	March 31, 2008	December 31, 2007
Assets
Current Assets:
Cash and cash equivalents	$125,504	$137,822
Short-term investments	68,910	111,889
Accounts receivable, net	27,011	21,254
Inventories	14,116	20,198
Prepaid expenses and other current assets	11,966	13,732
Deferred income taxes	4,147	3,984

Total current assets	251,654	308,879

Property and equipment, net	24,574	24,191
Goodwill	19,210	19,210
Intangible assets, net	37,682	39,269
Deferred income taxes, non-current	20,589	19,978
Other assets	1,605	1,421

Total assets	$355,314	$412,948

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$18,395	$17,892
Accrued liabilities and other current liabilities	38,972	36,996
Deferred license revenue	4,971	3,860
Deferred margin on sales to distributors	25,460	26,443

Current liabilities	87,798	85,191
Other long-term liabilities	10,818	13,910

Total liabilities	98,616	99,101

Stockholders’ Equity:
Total stockholders’ equity	256,698	313,847

Total liabilities and stockholders’ equity	$355,314	$412,948